CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Return Enhanced Notes Linked to an Equally Weighted Basket Consisting of the Respective Equity Securities of Twelve Reference Asset Issuers, due April 25, 2012	$ 3,502,000	$406.58

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
  Registration No. 333-158385
  PRICING SUPPLEMENT
  Dated April 8, 2011
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
and Product Supplement dated April 9, 2009)

Structured Investments	HSBC USA Inc. $ 3,502,000 Return Enhanced Notes Linked to an Equally Weighted Basket Consisting of the Respective Equity Securities of Twelve Reference Asset Issuers, due April 25, 2012
General
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Terms used in this pricing supplement are described or defined herein, in the accompanying product supplement, prospectus supplement and prospectus. The Notes offered will have the terms described in the product supplement, prospectus supplement or prospectus. The Notes are not principal protected, and you may lose up to 100.00% of your initial investment.

•	All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Return Enhanced Notes.
•	This pricing supplement relates to a single note offering. The purchaser of a Note will acquire a security linked to the Reference Asset described below.
•
Although the offering relates to a Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset, any Basket Component, or any securities derivative of or relating to a Basket Component nor as to the suitability of an investment in the related Notes.

•	Senior unsecured debt obligations of HSBC USA Inc. maturing April 25, 2012.
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof.
•	If the terms of the Notes set forth below are inconsistent with those described in the accompanying product supplement, the terms set forth below will supersede.
Key Terms
Issuer:	HSBC USA Inc.
Reference Asset:
The Notes are linked to an equally weighted basket (the “Basket”) consisting of the respective equity securities of the Reference Asset Issuers (each such equity security a “Basket Component” and together, the “Basket Components”).

Reference Asset Issuers:
Chesapeake Energy Corporation (“CHK”), Range Resources Corporation (“RRC”), Southwestern Energy Company (“SWN”), Exxon Mobil Corporation (“XOM”), Cenovus Energy Inc. (“CVE”), ConocoPhillips (“COP”), Baker Hughes Incorporated (“BHI”), Halliburton Company (“HAL”), Noble Corporation (“NE”), Arch Coal, Inc. (“ACI”), CONSOL Energy Inc. (“CNX”) and Teck Resources Limited (Class B subordinate voting shares) (“TCK”).

Component Weightings:	With respect to each Basket Component, 8.33%.
Principal Amount:	$1,000 per Note.
Trade Date:	April 8, 2011
Pricing Date:	April 8, 2011
Original Issue Date:	April 13, 2011
Ending Averaging Dates:	April 16, 2012, April 17, 2012, April 18, 2012, April 19, 2012 and April 20, 2012 (the Final Valuation Date), subject to adjustment as described herein.
Final Valuation Date:	April 20, 2012, subject to adjustment as described herein.
Maturity Date:	3 business days after the Final Valuation Date and is expected to be April 25, 2012. The Maturity Date is subject to further adjustment as described under “Market Disruption Events” herein.
Upside Participation Rate:	200%
Maximum Cap:	27.00%.
Payment at Maturity:	For each Note, you will receive a cash payment on the Maturity Date that is based on the Basket Return (as described below):
If the Basket Return is greater than or equal to zero, you will receive an amount equal to 100% of the Principal Amount plus the lesser of:
(i) the product of (a) the Principal Amount multiplied by (b) the Basket Return multiplied by the Upside Participation Rate; and
(ii) the product of (a) the Principal Amount multiplied by (b) the Maximum Cap.

If the Basket Return is less than zero at maturity, you will lose 1.00% of the Principal Amount for each percentage point that the Basket Return is below zero.  This means that if the Basket Return is -100.00%, you will lose your entire investment.

Basket Return:	The quotient, expressed as a percentage, of (i) the Basket Ending Level minus the Basket Starting Level divided by (ii) the Basket Starting Level, expressed as a formula:
Basket Ending Level – Basket Starting Level
Basket Starting Level
Basket Starting Level:	100
Basket Ending Level:	The Basket Closing Level on the Final Valuation Date.
Basket Closing Level:	The Basket Closing Level will be calculated as follows:
100 × [1 + (the sum of the Basket Component return multiplied by the respective Component Weighting, for each Basket Component)]

Each of the Basket Component returns set forth in the formula above refers to the return for the relevant Basket Component, which reflects the performance of the relevant Basket Component, expressed as the percentage change from the Initial Price of that Basket Component to the Official Closing Price (as defined below) of that Basket Component.

Initial Price:
The Official Closing Price of the respective Basket Component as determined by the calculation agent on the Pricing Date, which with respect to CHK was $34.02, with respect to RRC was $57.33, with respect to SWN was $40.55, with respect to XOM was $85.95, with respect to CVE was $40.24, with respect to COP was $80.79, with respect to BHI was $71.57, with respect to HAL was $48.13, with respect to NE was $45.60, with respect to ACI was $34.53, with respect  to  CNX was $52.52 and with respect to TCK was $57.35.

Final Price:	With respect to each Basket Component, the arithmetic average of the Official Closing Price of the respective Basket Component on the five Ending Averaging Dates.
Official Closing Price:
With respect to each Basket Component, the Official Closing Price on any scheduled trading day will be the relevant official price of one share of such Basket Component on the relevant exchange for such Basket Component as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange.  If the Basket Component is not listed or traded as described above for any reason other than a market disruption event (as defined below), then the Official Closing Price for the Basket Component on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for one share of the Basket Component obtained from as many dealers in the Reference Asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates. The Official Closing Price with respect to each Basket Component may be adjusted by the calculation agent as described under “Adjustments” below.

CUSIP/ISIN:	4042K1GF4 / US4042K1GF40
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.
Investment in the Notes involves certain risks. You should refer to “Selected Risk Considerations” beginning on page PS-3 of this document and “Risk Factors” on page PS-4 of the product supplement and page S-3 of the prospectus supplement.
Neither the U.S. Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of the Notes or determined that this pricing supplement, or the accompanying product supplement, prospectus supplement and prospectus, is truthful or complete.  Any representation to the contrary is a criminal offense.
The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and involve investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC.  In addition, HSBC Securities (USA) Inc. or another of our affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement will be used in a market-making transaction. HSBC Securities (USA) Inc., an affiliate of ours, will purchase the Notes from us for distribution to the placement agent.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.
We have appointed J.P. Morgan Securities LLC as placement agent for the sale of the Notes.  J.P. Morgan Securities LLC will offer the Notes to investors directly or through other registered broker-dealers.

	Price to Public(1)	Fees and Commissions	Proceeds to Issuer
Per Note	$1,000	$10.00	$ 990.00
Total	$3,502,000	$35,020.00	$3,466,980.00
(1)	Certain fiduciary accounts purchasing the Notes will pay a purchase price of $990.00 per Note, and the placement agents with respect to sales made to such accounts will forgo any fees.

JPMorgan
Placement Agent
April 8, 2011

Additional Terms Specific to the Notes

This pricing supplement relates to a single Note offering linked to the Reference Asset identified on the cover page. The purchaser of a Note will acquire a senior unsecured debt security linked to the Reference Asset.  Although the Note offering relates only to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset, any Basket Component or any securities derivative of or relating to a Basket Component, or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the product supplement dated April 9, 2009.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control.  You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page PS-3 of this pricing supplement and “Risk Factors” on page PS-4 of the product supplement and page S-3 of the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these Return Enhanced Notes.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and a product supplement) with the SEC for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

Supplemental Information Relating to the Terms of the Notes

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement and product supplement.  HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Selected Purchase Considerations

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APPRECIATION POTENTIAL — The Notes provide the opportunity to enhance returns by multiplying any positive Basket Return by the Upside Participation Rate of 200%, subject to the Maximum Cap of 27.00%. Accordingly, the Payment at Maturity will not exceed $1,270.00 for every $1,000 Principal Amount of Notes. Because the Notes are our senior unsecured debt obligations, the payment of any amount at maturity is subject to our ability to pay our obligations as they become due.  You may lose up to 100.00% of your investment.

•
FULL PARTICIPATION IN THE DECLINE OF THE REFERENCE ASSET — Payment at Maturity of the Principal Amount of the Notes is fully exposed to a decline in the Basket Ending Level, as compared to the Basket Starting Level.  If the level of the Basket declines, you will lose 1.00% of the Principal Amount for every 1.00% that the Basket Return is less than zero.  If the Basket Return is -100.00%, you will lose your entire investment.

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TAX TREATMENT — There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes.  Under one approach, the Notes should be treated as pre-paid forward or other executory contracts with respect to the Basket.  We intend to treat the Notes consistent with this approach.  Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Notes as pre-paid forward or other executory contracts with respect to the Basket.  Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes.

We will not attempt to ascertain whether any Reference Asset Issuer would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes.  If one or more Reference Asset Issuers were treated as either a PFIC or USRPHC, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC by the Reference Asset Issuers and consult your tax advisor regarding the possible consequences to you, if any, in the event that one or more Reference Asset Issuers is or becomes a PFIC or USRPHC.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement.

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DIVERSIFICATION AMONG THE BASKET COMPONENTS — The return on the Notes is linked to an equally weighted basket consisting of the respective equity securities of the Reference Asset Issuers. For additional information about each Basket Component see the information set forth under “Description of the Reference Asset” herein.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in any Basket Component.  These risks are explained in more detail in the “Risk Factors” sections of the accompanying product supplement and prospectus supplement.

•
SUITABILITY OF NOTES FOR INVESTMENT — You should only reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the information set out in this pricing supplement.  Neither HSBC nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The Notes do not guarantee any return of principal. The return on the Notes at maturity is linked to the performance of the Reference Asset and will depend on whether, and the extent to which, the Basket Return is positive or negative. If the Basket Ending Level has declined, as compared to the Basket Starting Level, you will not receive the full amount of your initial investment at maturity. You may lose up to 100.00% of your investment.

•
YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM CAP — If the Basket Ending Level is greater than the Basket Starting Level, for each $1,000 Principal Amount of Notes you hold, you will receive at maturity $1,000 plus an additional amount that will not exceed the Maximum Cap of 27.00% of the Principal Amount, regardless of the appreciation in the Reference Asset, which may be significantly greater than the Maximum Cap. YOU WILL NOT RECEIVE A RETURN ON THE NOTES GREATER THAN THE MAXIMUM CAP.

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THE NOTES ARE SUBJECT TO THE CREDIT RISK OF HSBC USA INC. — The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party.  As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law.  Any payment to be made on the Notes depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

•
CHANGES IN THE VALUES OF THE BASKET COMPONENTS MAY OFFSET EACH OTHER — Movements in the prices of the Basket Components may not correlate with each other. At a time when the price of one of the Basket Components increases, the price of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the Basket Return, increases in the price of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the price of the other Basket Components.

•
POTENTIALLY INCONSISTENT RESEARCH, OPINIONS OR RECOMMENDATIONS BY HSBC AND JPMORGAN — HSBC, JPMorgan, or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes and which may be revised at any time.  Any such research, opinions or recommendations could affect the level of the Reference Asset, and therefore, the market value of the Notes.

•
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale of Notes by you prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

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NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Basket Components would have. In addition, the Reference Asset Issuers will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the value of the Reference Asset and the Notes.

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THE NOTES LACK LIQUIDITY — The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. may offer to purchase the Notes in the secondary market but is not required to do so and may cease making such offers at any time, if at all. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the level of the Reference Asset and the value of the Notes.

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IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE PARTIALLY BASED ON THE EQUITY SECURITY OF A COMPANY OTHER THAN THE TWELVE BASKET COMPONENTS INITIALLY IN THE BASKET — Following certain corporate events relating to the respective Reference Asset Issuer where such issuer is not the surviving entity, your Payment at Maturity may be based on the equity security of a successor to the respective Reference Asset Issuer or any cash or any other assets distributed to holders of such Basket Component in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see “Merger Event and Tender Offer” below.

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THE NOTES ARE NOT INSURED BY ANY GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION— The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

•
WE ARE NOT AFFILIATED WITH THE REFERENCE ASSET ISSUERS— We are not affiliated with the Reference Asset Issuers.  We assume no responsibility for, and make no representation regarding, the adequacy or completeness of the information about the Reference Asset Issuers contained in this pricing supplement.  You should make your own investigation into the Reference Asset and the Reference Asset Issuers.  We are not responsible for the Reference Asset Issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

•
THERE IS LIMITED ANTI-DILUTION PROTECTION — The calculation agent will adjust the Official Closing Price of a Basket Component, which will affect the Basket Closing Level and Basket Return and, consequently, the Payment at Maturity, for certain events affecting the shares of such Basket Component, such as stock splits and corporate actions. The calculation agent is not required to make an adjustment for every corporate action which affects the shares of the Basket Components. If an event occurs that does not require the calculation agent to adjust the prices of the shares of the Basket Components, the market price of the Notes may be materially and adversely affected. See “Adjustments” below for additional information.

•
MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — In addition to the level of the Reference Asset on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the Basket Components;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events that affect the Basket Components or the stock markets generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

What Is the Total Return on the Notes at Maturity Assuming a Range of Performances for the Reference Asset?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of Notes to $1,000. The hypothetical total returns set forth below reflect the Basket Starting Level of 100.00, the Upside Participation Rate of 200% and the Maximum Cap of 27.00%. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Hypothetical Basket Ending Level	Hypothetical Basket Return	Hypothetical Total Return
180.00	80.00%	27.00%
165.00	65.00%	27.00%
150.00	50.00%	27.00%
140.00	40.00%	27.00%
130.00	30.00%	27.00%
120.00	20.00%	27.00%
113.50	13.50%	27.00%
110.00	10.00%	20.00%
105.00	5.00%	10.00%
102.50	2.50%	5.00%
100.50	0.50%	1.00%
100.00	0.00%	0.00%
95.00	-5.00%	-5.00%
90.00	-10.00%	-10.00%
85.00	-15.00%	-15.00%
80.00	-20.00%	-20.00%
70.00	-30.00%	-30.00%
60.00	-40.00%	-40.00%
50.00	-50.00%	-50.00%
40.00	-60.00%	-60.00%
30.00	-70.00%	-70.00%
20.00	-80.00%	-80.00%
10.00	-90.00%	-90.00%
0.00	-100.00%	-100.00%

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The level of the Reference Asset increases from the Basket Starting Level of 100.00 to a Basket Ending Level of 105.00. Because the Basket Ending Level of 105.00 is greater than the Basket Starting Level of 100.00 and the Basket Return of 5.00% multiplied by the Upside Participation Rate of 200.00% does not exceed the Maximum Cap of  27.00%, the investor receives a Payment at Maturity of $1,110.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + [$1,000 × (5.00% × 200.00%)] = $1,110.00

Example 2: The level of the Reference Asset increases from the Basket Starting Level of 100.00 to a Basket Ending Level of 120.00. Because the Basket Ending Level of 120.00 is greater than the Basket Starting Level of 100.00 and the Basket Return of 20.00% multiplied by the Upside Participation Rate of 200.00% exceeds the Maximum Cap of 27.00%, the investor receives a Payment at Maturity of $1,270.00 per $1,000 Principal Amount of Notes, the maximum payment on the Notes, calculated as follows:

$1,000 + ($1,000 × 27.00%) = $1,270.00

Example 3: The level of the Reference Asset decreases from the Basket Starting Level of 100.00 to a Basket Ending Level of 70.00. Because the Basket Return is -30.00% and the Basket Ending Level of 70.00 is less than the Basket Starting Level of 100.00, the investor receives a Payment at Maturity of $700.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × -30.00%) = $700.00

Description of the Reference Asset

General

This pricing supplement is not an offer to sell and it is not an offer to buy interests in any Basket Component.  All disclosure contained in this pricing supplement regarding the Reference Asset, including the performance and description of the Basket Components, where applicable, is derived from publicly available information. Neither HSBC nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Basket Component contained in this pricing supplement.  You should make your own investigation into each Basket Component.

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-37 in the accompanying prospectus supplement.

REFERENCE ASSET ISSUER AND REFERENCE ASSET INFORMATION

The Notes have not been passed on by the Reference Asset Issuers as to their legality or suitability. The Notes are not issued by and are not financial or legal obligations of the Reference Asset Issuers. The Reference Asset Issuers make no warranties and bear no liabilities with respect to the Notes. This pricing supplement relates only to the Notes offered and does not relate to any security of a Reference Asset Issuer.

All information on the Basket Components and the Reference Asset Issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a Basket Component can be located by reference to the SEC file number specified in the description of the Basket Components below.  In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.  We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by any Reference Asset Issuer with the SEC. In connection with any issuance of Notes under the applicable pricing supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the Reference Asset Issuers. Neither we nor any affiliate makes any representation that such publicly available documents or any other publicly available information regarding any Refernce Asset Issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the trading price of a Basket Component (and therefore the price of such Basket Component at the time we price the Notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the respective Basket Components could affect the value received at maturity with respect to the Notes and therefore the price of the Notes.

CHESAPEAKE ENERGY CORPORATION (CHK)

Description of Chesapeake Energy Corporation

Chesapeake Energy Corporation has stated in its filings with the SEC that it produces natural gas and oil and owns interests in producing natural gas and oil wells.  It focuses on discovering and developing natural gas and oil fields onshore in the United States.  Information filed by Chesapeake Energy Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-13726 or its CIK Code: 0000895126.  The common stock of Chesapeake Energy Corporation is listed on NYSE under ticker symbol “CHK”.

Historical Performance of Chesapeake Energy Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2006 through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
December 31, 2009	$30.00	$22.07	$25.88
March 31, 2010	$29.20	$22.10	$23.64
June 30, 2010	$25.55	$19.75	$20.95
September 30, 2010	$23.00	$19.69	$22.65
December 31, 2010	$26.43	$20.97	$25.91
March 31, 2011	$35.95	$25.93	$33.52
April 8, 2011*	$34.75	$33.10	$34.02

* As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of Chesapeake Energy Corporation’s common stock from January 3, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $34.02. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

RANGE RESOURCES CORPORATION (RRC)

Description of Range Resources Corporation

Range Resources Corporation has stated in its filings with the SEC that it is an independent natural gas and oil company engaged in the exploration, development and acquisition of primarily natural gas and oil properties, mostly in the Southwestern and Appalachian regions of the United States.  Information filed by Range Resources Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-12209 or its CIK Code: 0000315852.  The common stock of Range Resources Corporation is listed on NYSE under ticker symbol “RRC”.

Historical Performance of Range Resources Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2006 through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	$30.40	$22.52	$27.31
June 30, 2006	$30.29	$21.74	$27.19
September 29, 2006	$30.37	$23.39	$25.24
December 29, 2006	$31.77	$22.80	$27.46
March 30, 2007	$33.80	$25.33	$33.40
June 29, 2007	$41.58	$33.40	$37.41
September 28, 2007	$41.84	$33.28	$40.66
December 31, 2007	$51.88	$37.18	$51.36
March 31, 2008	$65.53	$43.02	$63.45
June 30, 2008	$76.77	$61.20	$65.54
September 30, 2008	$72.98	$37.37	$42.87
December 31, 2008	$44.15	$23.79	$34.39
March 31, 2009	$45.86	$30.90	$41.16
June 30, 2009	$48.78	$38.76	$41.41
September 30, 2009	$52.86	$35.48	$49.36
December 31, 2009	$60.13	$41.99	$49.85
March 31, 2010	$54.48	$44.68	$46.87
June 30, 2010	$53.62	$40.00	$40.15
September 30, 2010	$43.12	$32.26	$38.13
December 31, 2010	$46.25	$35.11	$44.98
March 31, 2011	$59.22	$44.22	$58.46
April 8, 2011*	$59.63	$56.70	$57.33

* As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of Range Resources Corporation’s common stock from January 3, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $57.33. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

SOUTHWESTERN ENERGY COMPANY (SWN)

Description of Southwestern Energy Company

Southwestern Energy Company has stated in its filings with the SEC that it is an independent energy company engaged in natural gas and crude oil exploration, development and production.  It also has natural gas gathering and marketing businesses.  Information filed by Southwestern Energy Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-08246 or its CIK Code: 0000007332. The common stock of Southwestern Energy Company is listed on NYSE under ticker symbol “SWN”.

Historical Performance of Southwestern Energy Company

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2006 through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	$22.13	$14.47	$16.10
June 30, 2006	$20.59	$11.85	$15.58
September 29, 2006	$19.18	$13.88	$14.94
December 29, 2006	$21.48	$13.62	$17.53
March 30, 2007	$20.82	$15.79	$20.49
June 29, 2007	$25.26	$20.38	$22.25
September 28, 2007	$23.23	$17.84	$20.93
December 31, 2007	$28.50	$20.85	$27.86
March 31, 2008	$35.39	$23.77	$33.69
June 30, 2008	$49.45	$32.96	$47.61
September 30, 2008	$52.46	$27.04	$30.54
December 31, 2008	$39.08	$19.05	$28.97
March 31, 2009	$35.48	$25.33	$29.69
June 30, 2009	$46.47	$28.90	$38.85
September 30, 2009	$45.80	$34.26	$42.68
December 31, 2009	$51.33	$39.77	$48.20
March 31, 2010	$52.82	$37.22	$40.72
June 30, 2010	$45.25	$34.90	$38.64
September 30, 2010	$39.32	$30.61	$33.44
December 31, 2010	$39.36	$32.44	$37.43
March 31, 2011	$43.96	$35.74	$42.97
April 8, 2011*	$43.80	$40.20	$40.55

* As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of Southwestern Energy Company’s common stock from January 3, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $40.55. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

EXXON MOBIL CORPORATION (XOM)

Description of Exxon Mobil Corporation

Exxon Mobil Corporation has stated in its filings with the SEC that it explores and produces crude oil and natural gas, manufactures petroleum products, and transports and sells crude oil, natural gas and petroleum products.  It also manufactures and markets commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics.  Information filed by Exxon Mobil Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-02256 or its CIK Code: 0000034088.  The common stock of Exxon Mobil Corporation is listed on NYSE under ticker symbol “XOM”.

Historical Performance of Exxon Mobil Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2006 through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
September 28, 2007	$93.66	$78.76	$92.56
December 31, 2007	$95.27	$83.37	$93.69
March 31, 2008	$94.74	$77.56	$84.58
June 30, 2008	$96.12	$84.26	$88.13
September 30, 2008	$89.61	$71.71	$77.66
December 31, 2008	$83.63	$56.51	$79.83
March 31, 2009	$82.72	$61.86	$68.10
June 30, 2009	$74.83	$64.53	$69.91
September 30, 2009	$72.79	$64.46	$68.61
December 31, 2009	$76.54	$66.12	$68.19
March 31, 2010	$70.52	$63.56	$66.98
June 30, 2010	$70.00	$56.92	$57.07
September 30, 2010	$62.99	$55.95	$61.79
December 31, 2010	$73.68	$61.80	$73.12
March 31, 2011	$88.23	$73.64	$84.13
April 8, 2011*	$86.22	$84.07	$85.95

* As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of Exxon Mobil Corporation’s common stock from January 3, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $85.95. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

CENOVUS ENERGY INC. (CVE)

Description of Cenovus Energy Inc.

Cenovus Energy Inc. has stated in its filings with the SEC that it is a Canadian oil company operating oil sand properties and producing crude oil and natural gas in Alberta and Saskatchewan.  It also has ownership interests in two refineries in Illinois and Texas.  Information filed by Cenovus Energy Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-34513 or its CIK Code: 0001475260.  The common stock of Cenovus Energy Inc. is listed on NYSE under ticker symbol “CVE”.

Historical Performance of Cenovus Energy Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from November 18, 2009 (the date the common stock of Cenovus Energy Inc. first began trading) through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
December 31, 2009*	$26.00	$23.45	$25.20
March 31, 2010	$26.79	$22.88	$26.21
June 30, 2010	$30.65	$23.84	$25.79
September 30, 2010	$30.10	$24.61	$28.77
December 31, 2010	$33.36	$27.78	$33.24
March 31, 2011	$40.05	$31.11	$39.38
April 8, 2011**	$40.73	$38.86	$40.24

* Information for the fourth calendar quarter of 2009 includes data for the period from November 18, 2009 through December 31, 2009. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2009.
** As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of Cenovus Energy Inc.’s common stock from November 18, 2009 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $40.24. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

CONOCOPHILLIPS (COP)

Description of ConocoPhillips

ConocoPhillips has stated in its filings with the SEC that it is an energy company that explores for, produces, transports and markets crude oil and gas as well as manufactures and markets petrochemicals and plastics.  Information filed by ConocoPhillips with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-32395 or its CIK Code: 0001163165.  The common stock of ConocoPhillips is listed on NYSE under ticker symbol “COP”.

Historical Performance of ConocoPhillips

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2006 through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 28, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 31, 2008	$89.71	$67.85	$76.21
June 30, 2008	$95.96	$75.54	$94.39
September 30, 2008	$94.65	$67.31	$73.25
December 31, 2008	$72.06	$41.34	$51.80
March 31, 2009	$57.42	$34.13	$39.16
June 30, 2009	$48.71	$37.52	$42.06
September 30, 2009	$47.10	$38.62	$45.16
December 31, 2009	$54.12	$44.90	$51.07
March 31, 2010	$53.80	$46.65	$51.17
June 30, 2010	$60.52	$48.51	$49.09
September 30, 2010	$58.02	$48.07	$57.43
December 31, 2010	$68.58	$56.81	$68.10
March 31, 2011	$81.80	$66.51	$79.86
April 8, 2011*	$81.80	$79.16	$80.79

* As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of ConocoPhillip’s common stock from January 3, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $80.79. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

BAKER HUGHES INCORPORATED (BHI)

Description of Baker Hughes Incorporated

Baker Hughes Incorporated has stated in its filings with the SEC that it is a supplier of oilfield services, products, technology and systems to the oil and natural gas industry.  It also provides industrial and other products and services to the downstream refining, and process and pipeline industries.  Information filed by Baker Hughes Incorporated with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-09397 or its CIK Code: 0000808362.  The common stock of Baker Hughes Incorporated is listed on the NYSE under ticker symbol “BHI”.

Historical Performance of Baker Hughes Incorporated

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2006 through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	$78.33	$61.15	$68.40
June 30, 2006	$89.30	$66.64	$81.85
September 29, 2006	$83.95	$61.09	$68.20
December 29, 2006	$78.85	$64.92	$74.66
March 30, 2007	$73.81	$62.26	$66.13
June 29, 2007	$89.95	$65.69	$84.13
September 28, 2007	$92.10	$73.65	$90.37
December 31, 2007	$100.29	$76.40	$81.10
March 31, 2008	$82.13	$62.65	$68.50
June 30, 2008	$90.76	$67.48	$87.34
September 30, 2008	$90.45	$56.53	$60.54
December 31, 2008	$58.94	$24.40	$32.07
March 31, 2009	$38.95	$25.69	$28.55
June 30, 2009	$43.00	$27.38	$36.44
September 30, 2009	$44.61	$33.12	$42.66
December 31, 2009	$48.18	$37.66	$40.48
March 31, 2010	$52.40	$41.00	$46.84
June 30, 2010	$54.80	$35.62	$41.57
September 30, 2010	$50.50	$36.85	$42.60
December 31, 2010	$57.45	$42.21	$57.17
March 31, 2011	$74.89	$54.34	$73.43
April 8, 2011*	$75.10	$70.77	$71.57

* As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of Baker Hughes Incorporated’s common stock from January 3, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $71.57. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

HALLIBURTON COMPANY (HAL)

Description of Halliburton Company

Halliburton Company has stated in its filings with the SEC that it produces services and products related to exploration, development, and production of oil and natural gas.  It provides cementing, stimulation, intervention, pressure control, and completion services as well as field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions. Information filed by Halliburton Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-03492 or its CIK Code: 0000045012.  The common stock of Halliburton Company is listed on the NYSE under ticker symbol “HAL”.

Historical Performance of Halliburton Company

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2006 through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
December 31, 2009	$32.00	$25.50	$30.09
March 31, 2010	$34.87	$27.71	$30.13
June 30, 2010	$35.22	$21.10	$24.55
September 30, 2010	$33.84	$24.27	$33.07
December 31, 2010	$41.72	$28.86	$40.83
March 31, 2011	$50.47	$37.69	$49.84
April 8, 2011*	$50.73	$47.80	$48.13

* As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of Halliburton Company’s common stock from January 3, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $48.13. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

NOBLE CORPORATION (NE)

Description of Noble Corporation

Noble Corporation, a Swiss corporation, has stated in its filings with the SEC that it is an offshore drilling contractor for the oil and gas industry, performing contract drilling services with mobile offshore drilling units and a floating production storage and offloading unit.  Information filed by Noble Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-31306 or its CIK Code: 0001169055.  The shares of Noble Corporation are listed on NYSE under ticker symbol “NE”.

Historical Performance of Noble Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2006 through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 28, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 30, 2008	$68.77	$48.50	$64.96
September 30, 2008	$67.12	$39.89	$43.90
December 31, 2008	$43.57	$19.25	$22.09
March 31, 2009	$29.25	$20.03	$24.09
June 30, 2009	$37.50	$23.04	$30.25
September 30, 2009	$39.60	$27.56	$37.96
December 31, 2009	$45.08	$35.87	$40.70
March 31, 2010	$45.60	$38.50	$41.82
June 30, 2010	$43.93	$26.23	$30.91
September 30, 2010	$36.95	$29.15	$33.79
December 31, 2010	$38.58	$32.95	$35.77
March 31, 2011	$46.71	$35.10	$45.62
April 8, 2011*	$46.49	$44.60	$45.60

* As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of Noble Corporation’s shares from January 3, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $45.60. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

ARCH COAL, INC. (ACI)

Description of Arch Coal, Inc.

Arch Coal, Inc. has stated in its filings with the SEC that is a coal producer in the United States who sells its coal to power plants, steel mills and industrial facilities.  Information filed by Arch Coal, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-13105 or its CIK Code: 0001037676.  The common stock of Arch Coal, Inc. is listed on NYSE under ticker symbol “ACI”.

Historical Performance of Arch Coal, Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2006 through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
December 31, 2009	$25.86	$19.42	$22.25
March 31, 2010	$28.14	$20.07	$22.85
June 30, 2010	$28.51	$19.26	$19.81
September 30, 2010	$27.07	$19.10	$26.71
December 31, 2010	$35.51	$24.20	$35.06
March 31, 2011	$36.99	$30.70	$36.04
April 8, 2011*	$36.99	$33.80	$34.53

* As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of Arch Coal Inc.’s common stock from January 3, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $34.53. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

CONSOL ENERGY INC. (CNX)

Description of CONSOL Energy Inc.

CONSOL Energy Inc. has stated in its filings with the SEC that it is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. Information filed by CONSOL Energy Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-14901 or its CIK Code: 0001070412.  The common stock of CONSOL Energy Inc. is listed on NYSE under ticker symbol “CNX”.

Historical Performance of CONSOL Energy Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from January 3, 2006 through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 30, 2008	$112.21	$36.25	$45.89
December 31, 2008	$44.13	$18.51	$28.58
March 31, 2009	$37.61	$22.49	$25.24
June 30, 2009	$44.11	$24.05	$33.96
September 30, 2009	$49.84	$28.61	$45.11
December 31, 2009	$53.50	$42.18	$49.80
March 31, 2010	$57.93	$41.81	$42.66
June 30, 2010	$46.94	$32.52	$33.76
September 30, 2010	$39.82	$31.08	$36.96
December 31, 2010	$49.34	$36.16	$48.74
March 31, 2011	$56.18	$45.42	$53.63
April 8, 2011*	$55.09	$50.80	$52.52

* As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of CONSOL Energy Inc.’s common stock from January 3, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $52.52. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

TECK RESOURCES LIMITED (CLASS B SUBORDINATED VOTING SHARES) (TCK)

Description of Teck Resources Limited

Teck Resources Limited, a Canadian Company, has stated in its filings with the SEC that it explores for, develops and produces natural resources, with principal products of copper, steelmaking coal and zinc and by-products of lead, molybdenum, silver and various specialty and other metals, chemicals and fertilizers.  It is also active in exploration for gold.  Information filed by Teck Resources Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-13184 or its CIK Code: 0000886986. The Class B subordinated voting shares of Teck Resources Limited are listed on NYSE under ticker symbol “TCK”.

Historical Performance of Teck Resources Limited

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Basket Component for each quarter in the period from June 29, 2006 (the day the Class B subordinated voting shares first began trading) through April 8, 2011. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Basket Component should not be taken as an indication of future performance of the Basket Component.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 30, 2006*	$30.07	$28.10	$29.88
September 29, 2006	$37.03	$27.82	$31.25
December 29, 2006	$41.02	$28.83	$37.68
March 30, 2007	$38.08	$32.14	$34.80
June 29, 2007	$46.82	$34.75	$42.50
September 28, 2007	$50.89	$35.35	$47.71
December 31, 2007	$53.78	$33.20	$35.71
March 31, 2008	$43.93	$27.06	$40.96
June 30, 2008	$53.68	$39.22	$47.95
September 30, 2008	$48.08	$26.07	$29.12
December 31, 2008	$27.70	$2.60	$4.92
March 31, 2009	$7.46	$2.61	$5.55
June 30, 2009	$19.08	$5.27	$15.94
September 30, 2009	$28.94	$14.74	$27.57
December 31, 2009	$38.41	$24.87	$34.97
March 31, 2010	$44.24	$30.09	$43.56
June 30, 2010	$46.91	$28.68	$29.58
September 30, 2010	$41.75	$28.39	$41.16
December 31, 2010	$62.30	$41.18	$61.83
March 31, 2011	$65.37	$47.96	$53.02
April 8, 2011**	$59.75	$52.66	$57.35

* Information for the second calendar quarter of 2006 includes data for the period from June 29, 2006 through June 30, 2006. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2006.
** As of the date of this pricing supplement available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through April 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of Teck Resources Limited’s Class B subordinated voting shares from June 29, 2006 through April 8, 2011, based on information from Bloomberg Professional® service. The market price of the Basket Component on April 8, 2011 was $57.35. Past performance of the Basket Component is not indicative of the future performance of the Basket Component.

Market Disruption Events

If an Ending Averaging Date or the Final Valuation Date is not a scheduled trading day for a Basket Component, then such Ending Averaging Date or the Final Valuation Date for such Basket Component will be the next day that is a scheduled trading day for such Basket Component.  If a market disruption event (as defined below) exists for a Basket Component on an Ending Averaging Date or the Final Valuation Date, then such Ending Averaging Date or the Final Valuation Date for such Basket Component will be the next scheduled trading day on which a market disruption event does not exist with respect to such Basket Component.  If the market disruption event continues for five consecutive scheduled trading days, then the fifth of such consecutive scheduled trading days will nonetheless be the Ending Averaging Date or the Final Valuation Date for such Basket Component, and the calculation agent will determine, in its discretion, the Final Price of such Basket Component on that date in good faith and in its sole discretion using its estimate of the exchange traded price for such Basket Component that would have prevailed but for that market disruption event. For the avoidance of doubt, if no market disruption event exists with respect to a Basket Component on the originally scheduled Ending Averaging Date or Final Valuation Date, the determination of such Basket Component’s Final Price will be made on the originally scheduled Ending Averaging Date or Final Valuation Date, irrespective of the existence of a market disruption event with respect to one or more of the other Basket Components. If an Ending Averaging Date is postponed, then each subsequent Ending Averaging Date and the Final Valuation Date will also be postponed by an equal number of scheduled trading days.  If the Final Valuation Date is postponed, then the Maturity Date will also be postponed by an equal number of scheduled trading days and no interest will be paid in respect of such postponement.

“Market disruption event” means for purposes hereof:

With respect to a Basket Component and any date, the occurrence or existence of any of the following conditions which the calculation agent determines is material: (i) any suspension of or limitation imposed on trading by any relevant exchange or related exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by that relevant exchange or related exchange or otherwise, (a) relating to the Basket Component or (b) in any futures or options contracts relating to the Basket Component; or (ii) any event (other than an event described in (iii) below) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (a) to effect transactions in, or obtain market values for, the Basket Component or (b) to effect transactions in, or obtain market values for, any futures or options contracts relating to the Basket Component; or (iii) the closure on any scheduled trading day of any relevant exchange or related exchange prior to its scheduled closing time unless that earlier closing time is announced by that relevant exchange or related exchange at least one hour prior to the actual closing time for the regular trading session on that relevant exchange or related exchange on that scheduled trading day; or (iv) the relevant exchange or any related exchange for the Basket Component fails to open for trading during its regular trading session.

“Relevant exchange” means with respect to a Basket Component, the primary exchange for that Basket Component.

“Related exchange” means with respect to a Basket Component, the exchanges or quotation systems, if any, on which options or futures contracts on that relevant Basket Component are traded or quoted, and as may be selected from time to time by the calculation agent.

“Scheduled closing time” means, with respect to any exchange and a scheduled trading day, the scheduled weekday closing time of that exchange on that scheduled trading day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” means with respect to a Basket Component, any day on which the relevant exchange for that Basket Component and each related exchange for that Basket Component are scheduled to be open for trading for that Basket Component.

The calculation agent will notify the noteholders of the existence of a market disruption event on any day that, but for the occurrence or existence of a market disruption event, would have been the Final Valuation Date.

Reorganization Events

If prior to the Maturity Date,

(i) there occurs any reclassification or change of a Basket Component, including, without limitation, as a result of the issuance of tracking stock by the relevant Reference Asset Issuer,

(ii) the issuer of a Basket Component, or any surviving entity or subsequent surviving entity of such Reference Asset Issuer (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(iii) any statutory exchange of securities of a Reference Asset Issuer or any Successor Entity with another corporation occurs, other than pursuant to clause (ii) above,

(iv) a Reference Asset Issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(v) a Reference Asset Issuer issues to all of its shareholders equity securities of an issuer other than such Reference Asset Issuer, other than in a transaction described in clauses (ii), (iii) or (iv) above (a “Spin-Off Event”), or

(vi) a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of a Reference

Asset Issuer and is consummated and completed in full for all or substantially all of the shares of such Reference Asset Issuer, as determined by the calculation agent in its sole discretion (an event in clauses (i) through (vi), a “Reorganization Event”), then the Initial Price and the Final Price for such Basket Component will be adjusted as set forth below.

If a Reorganization Event with respect to a Basket Component occurs, in each case as a result of which the holders of such Basket Component receive Exchange Property, then the Final Price for such Basket Component will be determined by reference to the value of the Exchange Property following the effective date for such Reorganization Event (or, if applicable, in the case of a Spin-Off Event, the Initial Price for such Basket Component will be adjusted based on the closing prices of one share of such Basket Component immediately preceding and immediately succeeding the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event). The value of the Exchange Property will be calculated as the sum of the value of the components of the Exchange Property as described below:

•
If the Exchange Property consists of securities (including, without limitation, securities of the relevant Reference Asset Issuer or securities of foreign issuers represented by American depository receipts) traded on the NYSE, the Alternext, or The NASDAQ Global Market (“Exchange Traded Securities”), the value of such Exchange Property will equal the closing price of the securities composing the Exchange Property.

•
If the Exchange Property consists of cash, property other than Exchange Traded Securities or a combination thereof, the calculation agent will value such Exchange Property as if such Exchange Property was liquidated on the date the issuer of such Basket Component received all such non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property will equal the aggregate cash amount, including both the Exchange Property consisting of cash and the amount resulting from the valuation or liquidation of the non-cash Exchange Property.

“Exchange Property,” with respect to a Basket Component that is subject to a Reorganization Event, will consist of any Basket Component continued to be held by the holders of such Basket Component, and any securities, cash or any other assets distributed to the holders of such Basket Component with respect to one share, in or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

In the event Exchange Property consists of securities, those securities will, in turn, be subject to the anti-dilution adjustments contained herein, see “Adjustments” below. In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

The calculation agent will be solely responsible for the determination and calculation of the Exchange Property if a Reorganization Event occurs, the value thereof and its effect on the relevant Basket Component’s Initial Price, and its Final Price. The calculation agent’s determinations and calculations, and its adjustments of the Basket Component’s prices, shall be conclusive absent manifest error. If a Reorganization Event (other than a Spin-Off Event) with respect to a Basket Component occurs, then, on and after the effective date of such Reorganization Event:

(i) such Basket Component’s Initial Price will not be further adjusted under this “Reorganization Events” section; and

(ii) such Basket Component’s Final Price on any scheduled trading day on and after the effective date of the Reorganization Event will equal the sum of:

•
the closing price of any Exchange Traded Securities composing the Exchange Property on such scheduled trading day, adjusted as described under “Adjustments” below, if applicable, on such scheduled trading day;

•	the aggregate cash amount of any Exchange Property consisting of cash; and

•	the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on such scheduled trading day.

If a Spin-Off Event with respect to a Basket Component occurs, then, on and after the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event:

(i) such Basket Component’s Initial Price will be adjusted on the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event so that the new Initial Price for such Basket Component will equal the product of (A) the Initial Price of such Basket Component immediately prior to the ex-dividend date with respect to the Spin-Off Event and (B) a fraction, the numerator of which is equal to the closing price per share of such Basket Component on the scheduled trading day immediately succeeding the ex-dividend date with respect to the Spin-Off Event, and the denominator of which is the closing price per share of such Basket Component on the scheduled trading day immediately preceding the ex-dividend date with respect to the Spin-Off Event; and

(ii) the Final Price for such Basket Component on any scheduled trading day on and after the ex-dividend date with respect to the Spin-Off Event will not be further adjusted under this “Reorganization Events” section.

Adjustments

Following the declaration by a Reference Asset Issuer of the terms of any Potential Adjustment Event (as defined below), the calculation agent will determine whether that Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of the relevant Basket Component and, if so, will make such calculations and adjustments to the terms of the Note as may be necessary in order to account for the economic effect of such event.

For purposes hereof, “Potential Adjustment Event” means the occurrence of any of the following after the issue date of the Notes, and for the avoidance of doubt, not including a Reorganization Event, which would be calculated under “Reorganization Events” above (which, however, contemplates concurrent adjustments under this section for Potential Adjustment Events other than Reorganization Events):

(i) a subdivision, consolidation or reclassification of the shares of the Basket Component (unless a Reorganization Event), or a free distribution or dividend of any shares of the Basket Component to existing holders by way of bonus, capitalization or similar issue;

(ii) a distribution or dividend to existing holders of shares of the Basket Component of (A) the Basket Component (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Reference Asset Issuer equally or proportionately with such payments to holders of those shares or (C) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the calculation agent;

(iii) an extraordinary dividend;

(iv) a call by the relevant Reference Asset Issuer in respect of shares of the Basket Component that are not fully paid;

(v) a repurchase by the Reference Asset Issuer of shares of the Basket Component whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; or

 (vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of the Basket Component.

Events of Default and Acceleration

If the Notes have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Notes, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this pricing supplement except that the Final Price with respect to each Basket Component will be equal to the Official Closing Price of such Basket Component on the Final Valuation Date.  In that case, the scheduled trading day preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Basket Ending Level, including the determinations of each Basket Component’s Final Price.  If a market disruption event exists with respect to a Basket Component on that scheduled trading day, then the accelerated Final Valuation Date for such Basket Component will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date).  The accelerated Maturity Date will then be the third business day following the postponed accelerated Final Valuation Date.  For the avoidance of doubt, if no market disruption event exists with respect to a Basket Component on the scheduled trading day preceding the date of acceleration, the determination of such Basket Component’s Final Price will be made on such date, irrespective of the existence of a market disruption event with respect to one or more of the other Basket Components occurring on such date.

If the Notes have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the Notes.  For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Notes from HSBC for distribution to J.P. Morgan Securities LLC, at the price indicated on the cover of this pricing supplement.  J.P. Morgan Securities Inc. will act as placement agent for the Notes and will receive a fee that will not exceed $10.00 per $1,000 principal amount of Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.  All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.